Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of CHF Solutions, Inc. and subsidiaries of our report dated March 25, 2021, relating to the consolidated financial statements of CHF Solutions, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Baker Tilly US, LLP (formerly known as Baker Tilly Virchow Krause, LLP)

Minneapolis, Minnesota
March 25, 2021